Q4 and Full-Year 2016 Investor Presentation

February 24, 2017

Disclaimers

FORWARD-LOOKING STATEMENTS. The financial results in this presentation reflect preliminary, unaudited results, which are not final until our Form 10-K is filed. This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements reflect our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as "aims," "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "likely," "may," "plans," "projects," "seeks," "targets," "will," "would," "could," "should," and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, and specifically include the information under "2017 Guidance" and "Key Strategic Themes for 2017." Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our failure to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses and realize synergies; variations in our results of operations; our failure to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks; our failure to protect our intellectual property rights, proprietary technology, information processes, and know-how; significant competition for our solutions and services; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with information and data sources and suppliers; reliance on subcontractors and other third party providers and parties to perform services; our ability to continue to secure contracts and favorable contract terms through the competitive bidding process and to prevail in protests or challenges to contract awards; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility or to borrow or use credit; unexpected changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; changes in the U.S. healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect procurement practices and healthcare spending; our failure to comply with applicable laws and regulations governing individual privacy and information security or to protect such information from theft and misuse; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing or certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this presentation. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL INFORMATION. This presentation contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See slide 9 for definitions and reconciliations of certain non-GAAP measures.

STATUS OF AUDIT. There are still open items with KPMG's audit. In particular, the testing of the CMS reserve liability is still in process. Once the testing is complete, any necessary adjustment to the numbers will be made. It is expected that the audit will then be finalized and the Company intends to file its Form 10-K promptly thereafter.

MARKET AND INDUSTRY DATA. This presentation contains market and industry data and forecasts that have been obtained from publicly available information, various industry publications, other published industry sources and our internal data and estimates. We have not independently verified the information and cannot make any representation as to the accuracy or completeness of such information. None of the reports and other materials of third party sources referred to in this presentation were prepared for use in, or in connection with, this presentation. Our internal data and estimates are based upon information obtained from our customers, our partners, trade and business organizations, publicly available information and other contacts in the markets in which we operate and our management's understanding of industry conditions. Estimates are difficult to develop and inherently uncertain and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed above.

Presentation Outline

Highlights

Q4 and Full Year 2016 Financial Results

- Q4 GAAP EPS of $0.13 and adjusted EPS of $0.20 per diluted share.[1] Full year GAAP EPS of $0.43 (+53.6% year-over-year) and adjusted EPS of $0.75 per diluted share (+31.6% year-over-year)
- Q4 revenue was $128.1 million. Full year revenue was a record $496.0 million, an increase of 4.6% compared to FY'15
  - Record Q4 commercial health plan revenue of $64.3 million increased 10.0% year-over-year and full year health plan revenue of $234.7 million increased 15.6% compared to FY'15
  - Q4 state government revenue of $57.7 million increased 5.9% year-over-year and full year state revenue of $219.0 million declined 3.1% compared to FY'15[2]
- Operating margin was 14.6% in Q4 and 11.6% on a full year basis
- Full year operating cash flow was $88.6 million, an increase of 22.6% compared to FY'15. Quarter end cash increased to $176.0 million, even after Q4 share repurchases totaling ~$20.5 million

[1]Adjusted EPS per diluted share is a non-GAAP measure (see reconciliation on slide 9)
[2]Decline was due primarily to the non-recurring spillover benefit of several million dollars received in Q1'15 as a result of the 2014 Medicaid expansion pursuant to the Affordable Care Act

Q4 and Full Year 2016 Financial Results

Quarterly and Full Year Financial Information

	FY 2015	Q1'16	Q2'16	Q3'16	Q4'16	FY 2016
Revenue	474,216	$ 119,763	$ 123,550	$ 124,604	$ 128,093	$ 496,010
Cost of services:						
Compensation	178,272	46,401	47,343	48,298	47,229	189,271
Data processing	40,915	9,624	9,104	9,541	9,068	37,337
Occupancy	15,766	3,627	3,631	3,388	3,354	14,000
Direct project costs	51,527	14,483	11,473	10,997	9,301	46,254
Other operating costs	28,895	5,776	6,407	8,465	7,130	27,778
Amortization of acquisition related software and intangible assets	28,148	7,013	7,013	6,390	7,614	28,030
Total cost of services	343,523	86,924	84,971	87,079	83,696	342,670
Selling, general & administrative expenses	83,121	22,930	22,227	24,875	25,639	95,671
Total operating expenses	426,644	109,854	107,198	111,954	109,335	438,341
Operating income	47,572	9,909	16,352	12,650	18,758	57,669
Interest expense	(7,812)	(2,091)	(2,100)	(2,121)	(2,207)	(8,519)
Interest income	49	47	60	105	109	321
Income before income taxes	39,809	7,865	14,312	10,634	16,660	49,471
Income taxes	15,282	3,305	5,746	(2,874)	5,658	11,835
Net income	24,527	$ 4,560	$ 8,566	$ 13,508	$ 11,002	$ 37,636
Net income per diluted share	0.28	$ 0.05	$ 0.10	$ 0.16	$ 0.13	$ 0.43
Weighted average common shares, diluted	88,361	84,479	84,528	84,853	85,822	86,987
Diluted adjusted EPS [1]	0.57	$ 0.14	$ 0.18	$ 0.24	$ 0.20	$ 0.75

[1] Diluted adjusted EPS is a non-GAAP measure (see reconciliation on slide 9)
(Unaudited, $ in thousands, except per share amounts)

Quarterly Market and Product Revenue

Total Revenue by Market	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16
State Government	$ 58.7	$ 59.8	$ 57.2	$ 54.6	$ 54.5	$ 50.7	$ 57.6	$ 53.0	$ 57.7
Commercial Health Plan	45.0	43.2	49.3	52.0	58.5	56.0	55.2	59.2	64.3
Federal (excluding Medicare RAC)	4.3	4.5	4.4	4.9	4.1	4.1	4.4	4.3	4.0
Other	1.4	0.5	2.1	2.4	1.7	0.7	2.3	2.3	1.4
Total excluding Medicare RAC	**109.4**	**108.0**	**113.0**	**113.9**	**118.8**	**111.5**	**119.5**	**118.8**	**127.4**
Medicare RAC	2.8	2.3	3.9	4.5	9.7	8.3	4.1	5.8	0.7
Total HMS Revenue	**$112.2**	**$110.3**	**$116.9**	**$118.4**	**$128.5**	**$119.8**	**$123.6**	**$124.6**	**$ 128.1**

Total Revenue by Product	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16
COB	$ 81.6	$ 83.3	$ 83.0	$ 84.2	$ 87.1	$ 82.9	$ 89.7	$ 86.3	$ 95.0
PI (excluding Medicare RAC)	27.8	24.7	30.0	29.7	31.7	28.6	29.8	32.5	32.4
Total excluding Medicare RAC	**109.4**	**108.0**	**113.0**	**113.9**	**118.8**	**111.5**	**119.5**	**118.8**	**127.4**
Medicare RAC	2.8	2.3	3.9	4.5	9.7	8.3	4.1	5.8	0.7
Total HMS Revenue	**$112.2**	**$110.3**	**$116.9**	**$118.4**	**$128.5**	**$119.8**	**$123.6**	**$124.6**	**$ 128.1**

(Unaudited, $ in millions)

Commercial Health Plan Business

Commercial Health Plan Revenue 2014-2016


$75,000
$60,000
$45,000
$30,000
$15,000
$-
+74.3%
$36,924
$44,443
$44,551
$45,016
$43,226
$49,329
$51,998
$58,497
$55,955
$55,233
$59,212
$64,348
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016

- Two Consecutive Quarters of Record Health Plan Revenue
- 15.6% Year-over-Year Revenue Growth in FY'16

(Unaudited, $ in thousands)

Commercial Health Plan Business

Q4 and Full Year 2016 Commercial Health Plan Sales

- New commercial health plan customer sales covering ~17.6 million lives added during FY'16, including ~0.4 million lives added during Q4'16
- Additional products sold to current commercial health plan customers covering approximately ~30.5 million lives during FY'16, including ~6.1 million lives in Q4[1]


52% 2
48% 2
Coordination of Benefits (e.g., prospective cost savings, third party recovery, subrogation)
Payment Integrity (e.g., automated and complex clinical reviews, prior authorization, utilization management)

Q4 Sales

[1] In some instances both COB and PI products were sold to the same customer life, but such sales are only counted once for purposes of this calculation
[2] Percentage of additional products sold to current customers based on projected revenue

Note: Data as of December 31, 2016

New Medicaid Enrollment Through November 2016[1]


WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
DC
AK
HI
250,000 or more (23)
100,000 – 249,000 (6)
30,000 – 99,999 (9)
1 – 29,999 (8+DC)
No growth (2)
No data reported (2)

~14.4M of ~16.4M new CMS-reported[1] Medicaid lives are in HMS customer eligibility files

[1] CMS Medicaid & CHIP: November 2016 Monthly Applications, Eligibility Determinations and Enrollment Report, January 17, 2017. This analysis compares Medicaid enrollment of ~16.4 million lives reported through 11/30/16 to enrollment as of 10/1/13, which was the beginning of Marketplace open enrollment and the CMS baseline for measuring expansion

2017 Guidance

- Overall annual revenue growth of 7-9%, based on the following components for the full year 2017:
  - High teens commercial health plan growth
  - Mid-single digit state government growth
  - Medicare RAC revenue of $6 -10 million[1]
  - Federal (excluding Medicare RAC) and Other revenue of ~$20 million
- Full year margin improvement of 125-150 basis points
- Full year operating cash flow of $90 -110 million
- Full year capital expenditures of approximately $28 million
- Annual effective tax rate of approximately 37%

[1] Little or no Medicare RAC revenue expected in 1H'17

Key Strategic Themes for 2017

- Leverage our key assets - including data, analytics expertise, customer base and scalable business model – to grow top line revenue and bottom line results
- Utilize big data and automation to create a more nimble operating environment and to identify new revenue opportunities within our current service delivery models
- Foster internal innovation to streamline existing business processes and develop new products
- Work collaboratively with our customers to enhance existing products and develop new approaches to cost-containment and care management
- Prudently deploy capital for acquisitions to complement our core cost-containment expertise; expand our data analytics capabilities; and/or build out the Essette platform

Reconciliation of Net Income to GAAP EPS and Adjusted EPS

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, non-recurring legal expense, amortization of acquisition related software and intangible assets and related taxes (adjusted EPS) was $0.20 for the fourth quarter of 2016 and $0.75 for full year 2016.

	FY 2015	Q1'16	Q2'16	Q3'16	Q4'16	FY 2016
Net income	$ 24,527	$ 4,560	$ 8,566	$ 13,508	$ 11,002	$ 37,636
Stock-based compensation	14,297	4,240	4,405	2,102	2,530	13,277
Non-recurring legal fees[1]	-	1,248	315	-	-	1,563
Amortization of acquisition related software and intangible assets	28,148	7,013	7,013	7,015	6,989	28,030
Income tax related adjustments[2]	(16,295)	(5,253)	(4,704)	(2,644)	(3,189)	(15,536)
Sub-total	$ 50,677	11,808	15,595	19,981	17,332	64,970
Weighted average common shares, diluted	88,361	84,479	84,528	84,853	85,822	86,987
Diluted GAAP EPS	$ 0.28	$ 0.05	$ 0.10	$ 0.16	$ 0.13	$ 0.43
Diluted Adjusted EPS	$ 0.57	$ 0.14	$ 0.18	$ 0.24	$ 0.20	$ 0.75

Note: The Company believes that the non-GAAP financial measure above provides useful information to the Company's management, investors and other interested parties about the Company's operating performance because it allows them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measure presented in this slide may not be comparable to similarly titled measures used by other companies.

	Q1'15	Q2'15	Q3'15	Q4'15	FY 2015
Legal fees related to disputes involving PCG	$ 2,726	$ 524	$ 943	$ 1,351	$ 5,544
Income taxes on legal fees[2]	(1,126)	(224)	(343)	(451)	(2,144)
Sub-total	$ 1,600	$ 300	$ 600	$ 900	$ 3,400
Diluted Adjusted EPS	$ 0.01	$ 0.00	$ 0.00	$ 0.01	$ 0.04

[1] In periods prior to 2016, legal fees related to disputes involving PCG were not included in adjusted earnings because they were not considered non-recurring at the time

[2] Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the annual effective tax rate for the period

(Unaudited, $ in thousands, except per share data)

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